Calculation of Filing Fee Tables
S-8
4D Molecular Therapeutics, Inc.
Table 1: Newly Registered Securities
	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
1	Equity	Common stock, $0.0001 par value per share	Other	2,880,394	$ 8.36	$ 24,080,093.84	0.0001381	$ 3,325.47
2	Equity	Common stock, $0.0001 par value per share	Other	576,079	$ 7.11	$ 4,095,921.69	0.0001381	$ 565.65
3	Equity	Common stock, $0.0001 par value per share	Other	1,000,000	$ 8.36	$ 8,360,000.00	0.0001381	$ 1,154.52
Total Offering Amounts:						$ 36,536,015.53		$ 5,045.64
Total Fee Offsets:								$ 0.00
Net Fee Due:								$ 5,045.64
Offering Note
[1]	(1) Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of 4D Molecular Therapeutics, Inc.'s (the "Registrant") common stock that become issuable under the 2020 Incentive Award Plan (the "2020 Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. (2) Represents the additional shares of common stock available for future issuance under the Registrant's 2020 Plan resulting from an annual increase as of January 1, 2026. (3) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the 2020 Plan are based on the average of the high and the low price of Registrant's Common Stock as reported on the Nasdaq Global Select Market on March 12, 2026, which was $8.36.

[2]	(4) Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 2020 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. (5) Represents the additional shares of common stock available for future issuance under the Registrant's ESPP resulting from an annual increase as of January 1, 2026. (6) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act on the basis of the average of the high and the low prices of common stock as reported on the Nasdaq Global Select Market on March 12, 2026, multiplied by 85%. Pursuant to the ESPP, the purchase price of the shares of common stock reserved for issuance thereunder will be at least 85% of the lower of the fair market value of a share of common stock on the applicable Grant Date or applicable Exercise Date.

[3]	(7) Pursuant to Rule 416(a) under the Securities Act, this registration statement shall also cover any additional shares of the Registrant's common stock that become issuable under the 2025 Employment Inducement Award Plan (the "Inducement Plan") by reason of any stock dividend, stock split, recapitalization or similar transaction effected without the Registrant's receipt of consideration which would increase the number of outstanding shares of common stock. (8) Represents the additional shares of common stock available for future issuance under the Registrant's Inducement Plan resulting from its amendment as of January 23, 2026. (9) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(h) and Rule 457(c) of the Securities Act. The proposed maximum offering price per share and the proposed maximum aggregate offering price for shares reserved for future issuance under the Inducement Plan are based on the average of the high and the low price of Registrant's Common Stock as reported on the Nasdaq Global Select Market on March 12, 2026, which was $8.36.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims
Fee Offset Sources